UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2012

Horsehead Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377
(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania	15205
(Address of Principal Executive Offices)	(Zip Code)

(724) 774-1020
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Second Amendment to Revolving Credit and Security Agreement

On October 24, 2012, the Company entered into the Second Amendment to the Revolving Credit and Security Agreement (the “Second Amendment”), by and among Horsehead Corporation, as borrower, the Company, as guarantor, Chestnut Ridge Railroad Corp., as guarantor, Horsehead Metal Products, Inc., as guarantor, the lenders party thereto and PNC Bank, National Association, as agent for the lenders.  Horsehead, as borrower, and the Company, as guarantor, originally entered into the Revolving Credit and Security Agreement on September 28, 2011.

The Second Amendment permitted the transfer of certain assets from Horsehead Corporation to Horsehead Metal Products Inc., a North Carolina corporation and the addition of Horsehead Metal Products Inc., as an additional guarantor under the Revolving Credit and Security Agreement.

The description of the Second Amendment contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Second Amendment filed as Exhibit 10.1 and incorporated herein by reference.

First Supplemental Indenture to 10.50% Senior Secured Notes due 2017

On July 26, 2012, Horsehead Holding Corp. (the “Company”) completed the private sale of $175.0 million aggregate principal amount of the Company’s 10.50% Senior Secured Notes due 2017 (the “Notes”).  The Notes and the related guarantees were offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of July 26, 2012 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee and as collateral agent.

On October 24, 2012, the Company entered into the First Supplemental Indenture to the 10.50% Senior Secured Notes due 2017 to add Horsehead Metal Products, Inc., a North Carolina corporation, as an additional subsidiary guarantor under the indenture.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 29, 2012.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich
By:	Robert D. Scherich
Its:	Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
First Supplemental Indenture, dated as of October 24, 2012, among Horsehead Holding Corp., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and as collateral agent.

10.1
Second Amendment to Revolving Credit and Security Agreement, dated as of October 24, 2012, by and among Horsehead Corporation, as borrower, Horsehead Holding Corp., as guarantor, Chestnut Ridge Railroad Corp., as guarantor, Horsehead Metal Products, Inc. as guarantor, the financial institutions party thereto and PNC Bank, National Association, as agent for the lenders.